Exhibit 4.1

ROSETTA GENOMICS LTD.

AMENDMENT TO SERIES B WARRANT TO PURCHASE ORDINARY SHARES

This Amendment (this “Amendment”) to each Series B Warrant (each a “Series B Warrant,” and collectively the “Series B Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of October 13, 2015, by and among Rosetta Genomics Ltd., a company organized under the laws of the State of Israel, and the Purchasers referred to therein (the “Purchase Agreement”), shall be effective as of the date that this Amendment is executed by the Company and the holders of Series B Warrants constituting the Required Holders. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

RECITALS

WHEREAS: the Company has issued Series B Warrants to purchase ordinary shares of the Company, par value NIS 0.6 per share, pursuant to the Purchase Agreement;

WHEREAS: the Company has determined that it is in the best interests of the Company and its security holders to amend each Series B Warrant to extend the Expiration Date; and

WHEREAS: the Series B Warrants may be amended with the written consent of the Company and the Required Holders.

NOW THEREFORE: in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            The definition of “Expiration Date” set forth in Section 17(j) of the Purchase Agreement shall be amended as follows:

(j) “Expiration Date” means the 120th calendar day after the Effective Date.

2.             This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.             Except as herein provided, all of the terms of the Series B Warrants shall remain in full force and effect.

(signature page follows)

EXECUTED as of _____________, 2015.

ROSETTA GENOMICS LTD.

By:
Name:	Kenneth A. Berlin
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO AMENDMENT TO SERIES B WARRANT TO PURCHASE ORDINARY SHARES]

EXECUTED as of ____________, 2015.

SERIES B WARRANT HOLDER:

Printed Name of Warrant Holder

By:

Name:

Title:

SIGNATURE PAGE TO AMENDMENT TO SERIES B WARRANT TO PURCHASE ORDINARY SHARES]